UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On May 15, 2006, Dyax Corp. (“Dyax”) issued a press release providing an update on the regulatory pathway for the DX-88 program in hereditary angioedema. Pursuant to Item 7.01, a copy of the press release is hereby furnished to the Commission as Exhibit 99.1 to this report.

Item 8.01.              Other Events.

On May 15, 2006, Dyax announced an update on regulatory pathway for the DX-88 program in hereditary angioedema (HAE). This program was transferred from the Food and Drug Administration’s (FDA) Center for Biologics Evaluation and Research (CBER) division to the Center for Drug Evaluation and Research (CDER) division as a result of the FDA’s ‘Plan for Consolidation.’  In meetings with CDER, following this reassignment, the FDA indicated that Dyax will likely need to complete some incremental clinical work, most probably a dose-ranging study on subcutaneously administered DX-88 to secure final approval.

Dyax and its partner, Genzyme Corporation, are currently evaluating options to address the FDA’s suggestion in a timely manner. While Dyax expects that the process of responding to the FDA and providing additional data will likely affect the previous guidance of an anticipated 2007 regulatory approval date, Dyax can not provide additional guidance until the overall regulatory submission package and specific new data requirement have been discussed and further reviewed by the FDA. This new request will not affect the estimated second half of 2006 timeline for completion of the ongoing EDEMA3, Phase III clinical trial.

This report contains forward-looking statements, including statements regarding plans for development of DX-88 for HAE. Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this report are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the position of DX-88 for HAE versus other products in development for HAE include the risks that: DX-88 may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials or could take a significantly longer time to gain regulatory approval than Dyax expects or may never gain approval; others may develop technologies or products superior to DX-88 or that are on the market before DX-88; DX-88 may not gain market acceptance; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacture, marketing, sales and distribution of DX-88; and other risk factors described or referred to in Dyax’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this report. These statements speak only as of the date of this report, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Dyax Corp. dated May 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 16, 2006	By:	/s/ IVANA MAGOVCEVIC-LIEBISCH
Ivana Magovcevic-Liebisch
General Counsel and
Executive Vice President,
Corporate Communications

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Dyax Corp. dated May 15, 2006.